Comprehensive line of credit contract

Party A: SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD.

Add: Building A2, Luoshan Industrial Zone, Shanxia, Pinghu, Shenzhen, Guangdong, China
Legal Representative: Dangyu Pan
Tel: 89686236
Fax: 89686819

Party B: China Everbright Bank Shenzhen Longhua Sub-branch

Add: 1st F, Building 3-4, Yinquan garden, People south road, Longhua, Baoan
Tel: 1483350
Fax: 28138641

In accordance with the relevant laws and regulations-“Commercial Bank Law of the People’s Republic of China, ‘Interim Measures of Commercial Banks Authorization and Credit’ etc. Party A and party B reached this agreement after the willing negotiation, and both sides are willing to abide by the following clauses.

Article 1 Definitions and interpretation

1. If not required to provide other explanations, the following terms in this agreement means:

Comprehensive credit: Party B shall provide one or several conditioned commitment to party A.

Specific business: According to comprehensive credit, Party B shall provide the loans, bank acceptances, trade finance and other specific credit business to Party A.

The maximum credit limits: According to the contract, the maximum balance of debt principal that can be used provided by Party A.

Specific line of credit: According to the contract, the maximum balance of one particular business provided by Party A within the total amount.

Used line of credit: the sum of debt principal and interest that hasn’t been paid off within the validity period under the comprehensive credit agreement.

Specific business contract: The contract signed by Party A and Party B about the specific business.

Article 2 The maximum credit limits and Specific line of credit

2. The maximum credit limits under this contract (Currency exchange rates according to the actual foreign exchange rate): RMB FIFTY MILLION ONLY (RMB50,000,000)

3. It is agreed by both sides that the prior unsettled credit under ZH78191003003 shall be included in this agreement

Article 3 Credit limit for specific business

Bank acceptance bills: RMB FIFTY MILLION ONLY (RMB50,000,000.00)

Article 4  The period of credit

Valid period: from June 9, 2011 to June 9, 2012. The period of the specific business is determined by the specific contract, but the start date of the specific business shouldn’t be later than the expire date of the agreement.

Article 5  The using of the maximum credit limits and specific line of credit

According to the maximum credit limits, Party A can apply to use the specific line of credit once or several times during the period of credit. Party B determine the name, amount and period of specific business according to the credit of Party A and the credit policy of Party B.

Article 6 Requirements on recycling: During the period of the maximum credit limits, Party A can cycle the line of credit. Once one debt is paid off, the same kind of new specific business can use the credit limit. except that Party B prohibits recycling.

Article 7 Party A and Party B should sign specific contract for specific business. If the specific business contract is inconsistent with this agreement, it should subject to specific business contract.

Article 8  The rate

8. Party A and Party B should regulate the interest rate, exchange rate, fee rate and other fees in the each specific contract.

Article 9 Adjustment of the maximum credit limits and specific line of credit

Party B has the right to adjust the maximum credit limits and specific line of credit and the period or end the line of credit when one of the following things occurred:

(1) Country's monetary policy has major adjustment;

(2) The region of Party A is suffering or will suffer financial risks;

(3) The market related to Party A has great change;

(4) Party A is suffering or will suffer operating difficulty or risk;

(5) Party A is to merger, termination or other major changes and may endanger the claim;

(6) Party A refuses to be examined or supervised by party B

(7) Party A transfers of property, funds or avoids debt;

(8) Party A violates the commitments under this agreement;

(9) Guarantor of this agreement suffers the serious shortage of funds or operating difficulties, which has seriously affected the security capabilities;

(10) Collateral for the guarantee is damaged, and endangers the party B's claim.

(11) Other things that may harm the interests of Party B;

Article 10 party A can apply to adjust the credit limit of each specific credit in written form, and shall not be regulated by article 9 after party B’s approval.

Article 11 Guarantee

In order to ensure that claims under this agreement are satisfied, take the following security methods: no

Article 12 party B believes that it is necessary for party A to provide other guarantee for specific business, and party A has no right to refuse the requirement.

Article 13 Commitment of Party B

Party A applies to use the specific credit in accordance with the agreement, Party B should examine and notify the result to Party A in time.

Article 14 Party B shouldn’t adjust the contract which results in adverse effects to Party A.

Article 15  Commitment of Party A

Party A should pay off the debt and fees on time

Article 16 The using of fund under the specific contract should follow the provisions of the law and the agreement, and accept Party B's examination at any time.

Article 17 During the period of credit, Party A should submit to Party B true financial statements, truthfully provide major domestic bank, bank account, deposit and loan balance and other relevant information of the operating conditions.

Article 18 If Party A is company group according to the "Commercial Bank Group guidelines for customer credit risk management business," or other relevant laws and regulations identified by Party B, during the credit period, Party A shall report to Party B about transactions covers more than 10% of net assets including but not limited to:

(1) the relationship of all related parties.

(2) the nature of transactions

(3) the amount of the transaction or the corresponding ratio;

(4) pricing policies (including no amount or only nominal amounts of transactions)

(5) Other information required by Party B or law.

Article 19 Party A should open account in Party B’s bank, the average daily balance shall not less than 30% of the sum of used line of credit.

Article 20 during the period of credit, Party A should notify Party B in advance when provides guarantee for any other third party, which shouldn’t affect the ability to pay off debt.

Article 21 During the period of credit, Party A has the following obligation:

(1) If the legal representative or its legal residence, office, adjust the registered capital, Party A should notify Party B within 15 days from the date of the change and provide the relevant information.

(2) During the credit period, Party A involved in significant litigation, arbitration or other judicial proceedings, administrative punishment procedures, or a significant change in operating conditions and financial condition, which may affect the realization of Party B’s debt, Party A shall notify Party B immediately.

Article 22 If Party A breaches any specific clause under the contract, party B has the right to stop the contract. Party shall compensate all the damages to party B caused by party A.

Article 23 This agreement shall come into effect after signed and stamped by legal reprehensive or deputy

Article 24 Disputes and resolution

If two parties have a dispute, amicable settlement is accepted firstly. Necessary action is needed if the consultation fails, either party may apply to the local court

Article 25 Integrity Agreement

Every specific business contract signed by Party A and Party B is the effective part of this agreement, which makes up integrity agreement.

Article 26 If Party A breaches the agreement, and Party B has the right to end the agreement and require all outstanding claims.

Article 27 If Party B approves, Party A can authorize all or part of the line of credit under this agreement to other parties.

Article 28 In the "line of credit using the power of attorney," / "buy-back guarantee amount to use the power of attorney", it is not necessary to clear the specific business of the specific line of credit under Article 3.

Article 29 Party A don’t need to provide the specific credit limit.

Article 30 Matters that not covered in this Agreement, the two sides may sign a written agreement as an annex to this Agreement which is the integral part of this agreement, and has the same legal effect.

Article 31 This agreement is written in triplicate, one for party A, two for party B, each one has the same legal effect.

Article 32 This agreement is signed on June 1, 2011 at Shenzhen.

Article 33 The two parties agreed to notarize the contract and promise to give the contract enforceability. When the party A fails to perform, do not fully abide by any legal obligations, Party B has the right to request the people's court for a mandatory execution. Party A makes no objection to the mandatory execution under the agreement. (Not applicable)

Article 34 If at any time, any provision of this contract in any way becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the other provisions of this contract is not affected.

Article 35 Under this agreement, In the event of bank acceptance bill business, agreement shall be signed by the branch bank, the specific business shall be handled by the branch bank, all the rights and obligations under "banker's acceptance agreement" shall be taken by the Longhua Sub-Branch.

/s/ Dangyu Pan

Party A (Stamp)
Signature of legal representative or deputy:

/s/ [ILLEGIBLE SIGNATURE]

Party B (Stamp)
Signature of legal representative or deputy: